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                                                                  Exhibit (d)(2)

                                    Hale and Dorr draft dated: February 14, 2002

                          INVESTMENT ADVISER AGREEMENT

    Agreement made as of this ____ day of ___________, 2002 by and between Boston Advisors Trust (the "Trust"), a Massachusetts business trust, and Boston Advisors, Inc. (the "Adviser"), a Massachusetts corporation.

    WHEREAS, Boston Advisors Cash Reserves Fund, Boston Advisors U.S. Government Money Market Fund, Boston Advisors Tax Free Money Market Fund and Boston Advisors New York Municipal Money Market Fund (each, a "Fund" and collectively, the "Funds") are each separate series of the Trust and are each, like the Trust, an open-end management investment company registered as such with the Securities and Exchange Commission (the "Commission") pursuant to the Investment Company Act of 1940, as amended (the "1940 Act"); and

    WHEREAS, the Trust, on behalf of each of the Funds, desires to appoint the Adviser as the adviser for the Funds and the Adviser is willing to act in such capacity upon the terms herein set forth.

    NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Trust and the Adviser, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  Appointment
---------------

    (a) The Trust, on behalf of each Fund, hereby appoints the Adviser as the investment adviser of each Fund to provide investment advice and to perform for the Funds such other duties and functions as are hereinafter set forth. The Adviser hereby accepts such appointment and agrees to give the Funds and the Trust's Board of Trustees (the "Trustees"), directly or through the Adviser, the benefit of the Adviser's best judgment, effort, advice and recommendations in respect of its duties as defined in Section 2.

    (b) The Trust hereby represents and warrants to the Adviser, which representations and warranties shall be deemed to be continuing, that
    (i) it has full power and authority to enter into this Agreement, and
    (ii) it has taken all necessary and proper action to authorize the execution and delivery of this Agreement.

    (c) The Adviser hereby represents and warrants to the Trust, which representations and warranties shall be deemed to be continuing, that
    (i) it has full power and authority to enter into this Agreement, and
    (ii) it has taken all necessary and proper action to authorize the execution and delivery of this Agreement.

2.  Adviser Duties
------------------

    The Adviser shall, subject to the direction and control of the Trustees, and in accordance with the investment objectives and policies of the Funds as set forth in the Trust's Registration Statement on Form N-1A and any applicable federal and state laws: (i) regularly provide investment advice and recommendations to the Funds, with respect to the Funds' investments, investment policies and the purchase and sale of securities; (ii) supervise and monitor continuously the investment program of the Funds and the composition of their portfolios and determine what securities shall be purchased and sold by the Funds; (iii) arrange, subject to the provisions of Section 5 hereof, for the purchase of securities and other investments for the Funds and the sale of securities and other investments of the Funds; (iv) provide reports on the foregoing to the Trust in such detail as the Trust's officers may reasonably deem to be appropriate to determine the adherence by the Adviser to the investment policies and legal requirements of the Funds; and (v) make its officers and employees available to the Trust at reasonable times to review the investment policies of the Funds and to consult with the Trust's officers regarding the investment affairs of the Funds.

3.  Trust Expenses
------------------

    (a) Except as otherwise provided herein, the Adviser, at its own expense, shall pay all operating expenses, including executive salaries and the rental of office space, relating to its services for the Trust.


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         (b) The Trust shall assume and shall pay: (i) charges and expenses for fund accounting, pricing and appraisal services and related overhead, including, to the extent such services are performed by personnel of the Adviser or its affiliates, office space and facilities and personnel compensation, training and benefits; (ii) the charges and expenses of auditors; (iii) the charges and expenses of any custodian, administrator, transfer agent, plan agent, dividend disbursing agent and registrar appointed by the Trust with respect to the Funds; (iv) issue and transfer taxes chargeable to the Trust in connection with securities transactions to which the Funds are a party; (v) insurance premiums, interest charges, dues and fees for membership in trade associations and all taxes and corporate fees payable by the Trust to federal, state or other governmental agencies; (vi) fees and expenses involved in registering and maintaining registrations of the Trust and/or its shares with the Commission, state securities agencies and the securities regulators of foreign jurisdictions, including the preparation of prospectuses and statements of additional information for filing with such regulatory agencies; (vii) all expenses of shareholders' and Trustees' meetings and of preparing, printing and distributing prospectuses, notices, proxy statements and all reports to shareholders and to governmental agencies; (viii) charges and expenses of legal counsel to the Trust and the Trustees; (ix) any distribution and service fees paid by the Trust in accordance with Rule 12b-1 promulgated by the Commission pursuant to the 1940 Act; (x) compensation of those Trustees of the Trust who are not affiliated with or interested persons of the Manager or the Trust (other than as Trustees); (xi) the cost of preparing and printing share certificates; and (xii) interest on borrowed money, if any.

4.       Compensation of the Adviser
------------------------------------

         The Trust will pay to the Adviser as compensation for the Adviser's services rendered and for the expenses borne by the Adviser, a fee, determined as described in Schedule A which is attached hereto and made a part hereof.
                ----------

5.       Portfolio Transactions and Brokerage
---------------------------------------------

         The Adviser shall place all orders for the purchase and sale of portfolio securities for the Funds' account with issuers, brokers or dealers selected by the Adviser, which may include where permissible under the 1940 Act, brokers or dealers affiliated with the Adviser. In the selection of such brokers or dealers and the placing of such orders, the Adviser always shall seek best execution, which is to place transactions where the Funds can obtain the most favorable combination of price and execution services in particular transactions or provided on a continuing basis by a broker or dealer, and to deal directly with a principal market in connection with over-the-counter transactions, except when it is believed that best execution is obtainable elsewhere. Nothing in this Agreement shall preclude the combining of orders for the sale or purchase of securities or other investments with other accounts managed by the Adviser or its affiliates, provided that the Adviser does not favor any account over any other account and provided that any purchase or sale orders executed contemporaneously shall be allocated in an equitable manner among the accounts involved in accordance with procedures adopted by the Adviser and reviewed and approved by the Trust.

6.       Interested Trustees or Parties
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         It is understood that Trustees, officers, and shareholders of the Trust may be or become interested in the Adviser or its affiliates as directors, officers, employees or stockholders and that directors, officers and stockholders of the Adviser or its affiliates may be or become similarly interested in the Trust, and that the Adviser or its affiliates may be or become interested in the Trust as a shareholder or otherwise.

7.       Services Not Exclusive
-------------------------------

         The services of the Adviser are not to be deemed exclusive, the Adviser being free to render services to others and engage in other activities, provided, however, that such other services and activities do not, during the term of this Agreement, interfere, in a material manner, with the Adviser's ability to meet all of its obligations with respect to rendering investment advice hereunder. The Adviser, its affiliates and its other clients may at any time acquire or dispose of securities which are at the same time being acquired or disposed of for the account of the Funds. The Adviser shall not be obligated to acquire for the Funds any security or other investment which the Adviser or its affiliates may acquire for its or their own accounts or for the account of another client.

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8. Compliance; Books and Records
--------------------------------

           (a) The Adviser agrees to maintain compliance procedures which are reasonably designed to ensure the Funds' compliance with the applicable provisions of the 1940 Act and any rules or regulations thereunder and the investment objective, policies and restrictions of the Funds as set forth in the current Prospectus and Statement of Additional Information or any other applicable provisions or state r federal law.

           (b) The Adviser shall furnish to the Trust, at the Adviser's expense, copies of all records prepared and maintained in connection with the performance of this Agreement and the maintenance of compliance procedures pursuant to this Section 8 as the Trust may reasonably request.

           (c) The Adviser agrees to provide upon reasonable request of the Trust, information regarding the Adviser, including but not limited to, background information about the Adviser and its personnel and performance data, for use in connection with efforts to promote the Funds and the sale of their shares.

           (d) In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it is required to maintain by Rule 31a-1 under the 1940 Act. The Adviser will treat confidentially and as proprietary information of the Trust all records and other information except as otherwise required by law.

9. Limitation of Liability of Adviser
-------------------------------------

         In consideration of the Adviser's undertaking to render the services described in this Agreement, the Trust on behalf of the Funds, agrees that the Adviser shall not be liable under this Agreement for any loss suffered by the Trust, the Funds or their shareholders, in connection with the performance of this Agreement, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Adviser against any liability to the Trust, the Funds or their shareholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement.

10. Duration, Amendment and Termination
---------------------------------------

           (a) Subject to prior termination as provided in sub-section (d) of this Section 10, this Agreement shall continue in effect until April 30, 2004 and for successive annual periods thereafter, but only so long as the continuance after such initial two year period shall be specifically approved at least annually by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities.

           (b) This Agreement may be modified by the written agreement of the Adviser, and the Trust on behalf of any Fund, such consent on the part of each Fund to be authorized by vote of a majority of the outstanding voting securities of that Fund if required by law. The execution of any such modification or amendment by a party shall constitute a representation and warranty to the other parties that all necessary consents or approvals with respect to such modification or amendment have been obtained.

           (c) In addition to the requirements of sub-sections (a) and (b) of this Section 10, the terms of any continuance, modification or amendment of the Agreement must have been approved by the vote of a majority of those Trustees who are not parties to such Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

           (d) The Trust may, at any time, upon sixty (60) days' prior written notice to the Adviser, terminate this Agreement as to any Fund, without payment of any penalty, by action of its Board of Trustees, or by vote of a majority of that Fund's outstanding voting securities. The Adviser may, at any time, upon sixty (60) days' prior written notice to the Trust, terminate this Agreement, without payment of any penalty.

           (e) This Agreement shall terminate automatically in the event of its assignment.

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           (f) Termination of this Agreement shall not relieve the Adviser from any liability or obligation in respect of any matters, undertakings or conditions which shall not have been done, observed or performed prior to such termination. All records of the Trust in the possession of the Adviser shall be returned to the Trust as soon as reasonably practicable after the termination of this Agreement.

11. Disclaimer of Shareholder Liability
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         The Adviser understands that the obligations of the Trust under this
Agreement are not binding upon any Trustee or shareholder of the Trust personally, but bind only the Trust and the Trust's property. Each Fund shall be liable only for its own obligations and shall not be liable for the obligations of any other Fund hereunder.

12. Use of Name "Boston Advisors"
--------------------------------

         The Trust agrees that in the event that neither the Adviser nor any of its affiliates acts as an investment adviser to the Trust, the name of the Trust and each Fund will be changed to one that does not contain the name "Boston Advisors" or otherwise suggest an affiliation with the Adviser.

13. Miscellaneous
-----------------

           (a) The terms "vote of a majority of the outstanding voting securities," "assignment," and "interested persons," when used herein, shall have the respective meanings specified in the 1940 Act as now in effect or as hereafter amended.

           (b) The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

           (c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

           (d) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

           (e) This Agreement may be executed in two or more counterparts, which taken together shall constitute one and the same instrument.

           (f) Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice. No notice shall be effective until received.

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         IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their respective officers designated below as of the day and year first above written.

                            Boston Advisors Trust on behalf of its series, Boston Advisors Cash Reserves Fund
                            Boston Advisors U.S. Government Money Market Fund Boston Advisors Tax Free Money Market Fund
                            Boston Advisors New York Municipal Money Market Fund



                            By:    ____________________________________
                            Name:  Michael J. Vogelzang
                            Title: President


                            Boston Advisors, Inc. (the "Adviser")


                            By:    ____________________________________
                            Name:  Michael J. Vogelzang
                            Title: President

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                                   SCHEDULE A
                                   ----------

         The Trust, on behalf of the Funds, will pay to the Adviser as full compensation for the Adviser's services rendered an annual fee, computed and paid monthly at an annual rate as a percentage of the Fund's average daily net assets, as set forth below. The fee for each month shall be payable within 30 business days after the end of the month.

         If the Adviser shall serve for any period less than a full month, the foregoing compensation shall be prorated according to the proportion which such period bears to a full month.

         Fund                                                          Fee
         ----                                                          ---

         Boston Advisors Cash Reserves Fund                            0.55%
         Boston Advisors U.S. Government Money Market Fund             0.55%
         Boston Advisors Tax Free Money Market Fund                    0.55%
         Boston Advisors New York Municipal Money Market Fund          0.55%

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